UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2005

BRILLIANT DIGITAL ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-14480 (Commission File Number)	95-4592204 (I.R.S. Employer Identification No.)

14011 Ventura Boulevard, Suite 501
Sherman Oaks, California 91423
(Address of Principal Executive Offices/Zip Code)

(818) 386-2180
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 3.02 Unregistered Sales of Equity Securities.

        On June 16, 2005, the Registrant issued 6,666,667 shares of the Registrant’s Common Stock to Harris Toibb in exchange for all of the ownership interests in Big Seven Entertainment, LLC. The shares were issued to Harris Toibb in accordance with the terms of that certain Assignment of Rights Agreement, dated June 15, 2005, among Harris Toibb, Michael Toibb and Omni Management Group, LLC, and acknowledged by the Registrant, whereby Michael Toibb assigned to Harris Toibb, in consideration of a cash payment, Michael Toibb’s rights under that certain Settlement Agreement and Mutual Release, dated as of June 16, 2004, among the Registrant, Big Seven Entertainment, LLC, Michael Toibb and the other parties thereto. Pursuant to the terms of the Settlement Agreement and Mutual Release, the Registrant agreed to acquire from Michael Toibb, on or before the first anniversary of the date of the Settlement Agreement and Mutual Release, all of the ownership interest in Big Seven Entertainment, LLC in exchange for the issuance of 6,666,667 shares of the Registrant’s Common Stock.

        The issuance of the shares of the Registrant’s Common Stock was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2005	BRILLIANT DIGITAL ENTERTAINMENT, INC. By: /s/ Kevin Bermeister Kevin Bermeister Chief Executive Officer

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